UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                December 10, 2002



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                                   74-2584033
(Commission File Number)                (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number,including area code:
                                  210-490-4788

Item 5.OTHER EVENTS

See attached Press Release



The following exhibits are filed as part of this report:

NUMBER                                   DOCUMENT

99.1                          Press release dated December 9, 2002




                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                                 By: /s/Chris Williford
                                    -------------------
                                    Chris Williford
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer


Dated:    December 10, 2002

                                                                  Exhibit 99.1


                                  NEWS RELEASE
                        ABRAXAS ANNOUNCES EXCHANGE OFFER

SAN ANTONIO, TX (December 9, 2002) - Abraxas Petroleum Corporation (AMEX:ABP) today announced the commencement of an exchange offer for all of the outstanding 11 1/2% Senior Secured Notes due 2004, Series A, and 11 1/2% Senior Notes due 2004, Series D, issued by Abraxas and its wholly-owned subsidiary, Canadian Abraxas Petroleum Limited.

In exchange for each $1,000 in principal amount of the Notes tendered in the exchange offer, Abraxas is offering the following consideration:

     o  cash in the amount of $264;
     o a new 11 1/2% Senior Secured Note due 2007, Series A, with a principal amount of $610; and
     o  approximately 31.36 shares of Abraxas common stock.

Interest on the new notes will be payable in cash unless prohibited. If cash interest payments are prohibited, interest will be paid in the form of additional new notes in principal amount equal to the amount of the accrued and unpaid interest on the new notes plus an additional 1% per annum accrued interest for the applicable period.

The notes and shares of Abraxas common stock to be issued in the exchange offer have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States without registration under the Securities Act or pursuant to an exemption from registration.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company that also processes natural gas. The Company operates in Texas, Wyoming and western Canada. Please visit www.abraxaspetroleum.com for the most current and updated information. The web site is updated daily to comply with the SEC Regulation FD (Fair Disclosure).

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com